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                                                                      Exhibit 11
Statement of Computation of Earnings per Share
InterTAN, Inc.
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- - ---------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)
                                                             Three Months Ended               Nine Months Ended
                                                          --------------------------      ---------------------------
                                                                  March 31                         March 31
                                                              1996            1995            1996           1995
                                                          ---------------------------      --------------------------
Primary Earnings Per Share

Net income (loss)......................................... $  (4,108)     $  (5,122)        $   4,024     $  12,582
                                                          ===========================      ==========================


Weighted average number of common shares outstanding......    10,943         10,026            10,857         9,907

Weighted average number of common shares issuable
   under warrants and stock option plans, net of
   assumed treasury stock repurchases at average
   market prices..........................................     (a)            (a)                 107           105
                                                          ---------------------------      --------------------------


Weighted average number of common and common
   equivalent shares outstanding..........................    10,943         10,026            10,964        10,012
                                                          ===========================      ==========================


Primary net income (loss) per average common share         $   (0.38)     $   (0.51)        $    0.37     $    1.26
                                                          ===========================      ==========================



Fully Diluted Earnings Per Share

Reconciliation of net income (loss) per statements
   to amounts used in computation of fully
      diluted net income (loss) per average
        common share:

Net income (loss), as reported............................ $  (4,108)     $  (5,122)        $   4,024     $  12,582

Adjustments for assumed conversion of the 9% convertible subordinated debentures:

Add interest on the debentures............................     (a)            (a)               2,873         2,945
Add amortization expense on the debentures................     (a)            (a)                 271           273
Add foreign exchange loss recognized on interest
    payable on convertible debentures.....................     (a)            (a)                  -             14
Less foreign exchange transaction loss (gain)
    recognized on the debentures..........................     (a)            (a)                (117)         (486)
Add income tax effect of the debentures...................     (a)            (a)              (1,069)           -
                                                          ---------------------------      --------------------------


Net income (loss), as adjusted............................ $  (4,108)     $  (5,122)        $   5,982     $  15,328
                                                          ===========================      ==========================


Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted net income per average common share:

Weighted average number of shares outstanding.............    10,943         10,026            10,857         9,907

Adjustments for assumed conversion of 9% convertible
   subordinated debentures to common stock................     (a)            (a)               6,745         7,124

Adjustments for assumed exercise of warrants
 and stock options, net of assumed treasury
   stock repurchases at  period end prices................     (a)            (a)                 107           130

Adjustment for conversion of debentures held for
 part of period ..........................................     (a)            (a)                  13            -

Weighted average number of common and common              ---------------------------      --------------------------
   equivalent shares outstanding, as adjusted.............    10,943         10,026            17,722        17,161
                                                          ===========================      ==========================
Fully diluted net income (loss) per average
   common shares.......................................... $   (0.38)     $   (0.51)        $    0.34     $    0.89
                                                          ===========================      ==========================
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(a) These items are anti-dilutive and thus are omitted from the calculation.